UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2014 (October 22, 2014)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780
333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(a) On October 22, 2014, the board of directors (collectively, the “Board”) of HD Supply Holdings, Inc. (“Holdings”) and HD Supply, Inc. (collectively, the “Company”) accepted the resignation of Messrs. Nathan K. Sleeper and Stephen M. Zide from the Board, and Mr. Zide’s related responsibilities on the Compensation Committee, to allow for the appointment of two new independent directors. Mr. Sleeper does not currently serve on any Board committee.

(b) On the same date, upon recommendation from the nominating and corporate governance committee of the board of directors of Holdings, the Board appointed Messrs. Peter A. Leav and James A. Rubright to the Board and appointed Mr. Leav to the Board’s Audit Committee. No committee assignment has been made for Mr. Rubright, but will be posted on the Company’s investor relations website when such assignment is made. The Board has determined that Messrs. Leav and Rubright are independent directors under the applicable independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934 (the “Exchange Act”). The appointments are effective October 22, 2014. Mr. Leav will serve as a Class I director of Holdings, which class will stand for re-election at the 2017 annual meeting of shareholders. Mr. Rubright will serve as a Class II director of Holdings, which class will stand for re-election at the 2015 annual meeting of shareholders.

Peter A. Leav, age 43, is President and Chief Executive Officer of Polycom, Inc. Prior to joining Polycom in 2013, Mr. Leav served as Executive Vice President and President, Industry and Field Operations of NCR Corporation, a global technology company, from June 2012 to November 2013, as Executive Vice President, Global Sales, Professional Services and Consumables of NCR from November 2011 to June 2012, and as Senior Vice President, Worldwide Sales of NCR from January 2009 to October 2011. Prior to joining NCR, he served as Corporate Vice President and General Manager of Motorola, Inc., a provider of mobility products and solutions across broadband and wireless networks, from November 2008 to January 2009, as Vice President and General Manager from December 2007 to November 2008, and as Vice President of Sales from December 2006 to December 2007. From November 2004 to December 2006, Mr. Leav was Director of Sales for Symbol Technologies, Inc., an information technology company. Prior to this position, Mr. Leav was Regional Sales Manager at Cisco Systems, Inc., a manufacturer of communications and information technology networking products, from July 2000 to November 2004. Mr. Leav is currently a member of Polycom’s board of directors since 2013. He has not served as a director of any other public company in the last five years. Mr. Leav brings significant experience leading a global organization, as well as a strong background in operations, general management, sales, communications, and technology services that will provide valuable insight to the Board. He holds a B.A. from Lehigh University.

James A. Rubright, age 67, is a principal and senior advisor at Privet Fund Management, LLC., a private investment fund management company, since October 2013. He served as Chairman and Chief Executive Officer of Rock-Tenn Co. from 1999 until his retirement in October 2013, and served as an executive officer of Sonat, Inc. from 1994 to 1999 in various capacities, including head of Sonat’s interstate natural gas pipeline group and energy marketing businesses. Prior to 1994, he was a partner in the law firm of King & Spalding LLP. Mr. Rubright currently serves as a member of the board of directors of AGL Resources, Inc. since 2001, and Forestar Group, Inc., a real estate and natural resources company, since 2007. He previously served as a member of the board of directors of Avondale, Incorporated, the parent company of Avondale Mills, Inc., from 1995 to 2000, and as Chairman of Rock-Tenn’s board from 1999 until his retirement in October 2013.  He has not served as a director of any other public company in the last five years. Mr. Rubright has significant experience in public company management and board leadership, and a deep understanding of operations, strategy and risk management that will provide valuable insight to our board. He received a B.A. degree from Yale College and a J.D. degree from the University of Virginia Law School.

Messrs. Leav and Rubright will participate in Holdings’ standard outside director compensation program, filed as Exhibit 10.59 to Holdings’ registration statement on Form S-1/A filed on June 13, 2013 (the “S-1”), including a pro-rated annual equity retainer based on the date they joined the Holdings’ board of directors, under the same terms and conditions as provided in the form of Director Restricted Stock Unit Agreement filed as Exhibit 10.57 to the S-1. Messrs. Leav and Rubright entered into the Company’s standard indemnification agreement, as described in the S-1.

There are no family relationships between Messrs. Leav and Rubright and any officer or other director of the Company or any related party transactions involving Messrs. Leav and Rubright. There is no arrangement or understanding between Messrs. Leav and Rubright and any other person pursuant to which they were selected as directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2014	HD Supply Holdings, Inc.

	By:	/s/ Ricardo J. Nuñez
Ricardo J. Nuñez
Senior Vice President, General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2014	HD Supply, Inc.

	By:	/s/ Ricardo J. Nuñez
Ricardo J. Nuñez
Senior Vice President, General Counsel and Corporate Secretary